NOTICE OF GUARANTEED DELIVERY
                                       for
                            Tender of all Outstanding
                      13 1/4% Senior Secured Notes Due 2007
                                 in Exchange for
                 13 1/4% Senior Secured Exchange Notes Due 2007
                                       of
                           GST Equipment Funding, Inc.

         Registered holders of outstanding 13 1/4% Senior Secured Notes Due 2007 (the "Old Notes") of GST Equipment Funding, Inc. ("GST Funding"), which, under certain circumstances, may be guaranteed by GST Telecommunications, Inc. ("GST"), who wish to tender their Old Notes in exchange for a like principal amount of 13 1/4% Senior Secured Exchange Notes Due 2007 (the "New Notes") of GST Funding, which, under certain circumstances, may be guaranteed by GST and whose Old Notes are not immediately available or who cannot deliver their Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to United States Trust Company of New York (the "Exchange Agent"), prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer -- Procedures for Tendering" in the Prospectus.

                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                     UNITED STATES TRUST COMPANY OF NEW YORK

BY MAIL:                       BY OVERNIGHT COURIER:             BY HAND:                             BY FACSIMILE:

United States Trust            United States Trust               United States Trust                  fax no. (212) 420-6152
  Company of New York            Company of New York               Company of New York                (For Eligible Institutions

P.O. Box 844                   770 Broadway - 13th Floor         111 Broadway                         Only)
Cooper Station                 Corporate Trust Operations        Lower Level
New York, NY 10276-0844          Department                      New York, NY 10006                   CONFIRM BY TELEPHONE:
                               New York, NY 10003                Attn:  Corporate Trust Services      telephone no. (800) 548-6565

(registered or certified mail
recommended)

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

                                                (SIGNATURE(S) ON FOLLOWING PAGE)

Ladies & Gentlemen:

         The undersigned hereby tender(s) to GST Funding, upon the terms and subject to the conditions set forth in the Exchange Offer and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

         The undersigned understands that tenders of Old Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time on the business day prior to the Expiration Date. Tenders of Old Notes may also be withdrawn if the Exchange Offer is terminated without any such Old Notes being purchased thereunder or as otherwise provided in the Prospectus.

         All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE SIGN AND COMPLETE

Signature(s) of Registered Owner(s) or Authorized             Name(s) of Registered Holder(s):
Signatory:_______________________________________________

                                                              -------------------------------------------
---------------------------------------------------------
                                                              -------------------------------------------
---------------------------------------------------------
                                                              -------------------------------------------
Principal Amount of Old Notes

Tendered:________________________________________________     Address:___________________________________

---------------------------------------------------------
                                                              -------------------------------------------
Certificate No(s). of Old Notes (if available)___________

                                                              Area Code and Telephone No.:_______________

---------------------------------------------------------
                                                              Date:______________________________________

---------------------------------------------------------

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     This  Notice  of  Guaranteed  Delivery  must be  signed  by the  registered holder(s) of Old Notes exactly as its (their) name(s) appear(s) on certificates for Old Notes or on a security position listing it (them) as the owner of Old Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):          ______________________________________________________________

                  --------------------------------------------------------------
Capacity:         ______________________________________________________________
Address(es):      ______________________________________________________________

                  --------------------------------------------------------------

                  --------------------------------------------------------------


DO NOT SEND OLD NOTES WITH THIS FORM.  OLD NOTES  SHOULD BE SENT TO THE EXCHANGE
AGENT  TOGETHER  WITH  A  PROPERLY   COMPLETED  AND  DULY  EXECUTED   LETTER  OF
TRANSMITTAL.

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                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that each holder of Old Notes on whose behalf this tender is being made "own(s)" the Old Notes covered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) represents that such tender of Old Notes complies with such Rule 14e-4, and (c) guarantees that, within three American Stock Exchange trading days after the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Old Notes covered hereby in proper form for transfer and required documents will be deposited by the undersigned with the Exchange Agent.

     THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND OLD NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm:____________________________               Authorized Signature
Address:_________________________________
_________________________________________    Name:______________________________
Area Code and Telephone No.:_____________    Title:_____________________________
_________________________________________    Date:______________________________

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                                       -4-